Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-271693) and Form S-8 (Nos. 333-203591, 333-225501 and 333-272247) of Uniti Group Inc., and the Registration Statement on Form S-4 (No. 333-281068) of Windstream Parent, Inc. of our report dated March 3, 2025 relating to the financial statements of Windstream Holdings II, LLC, which appears in this Form 10-K/A of Uniti Group Inc.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
March 7, 2025